STRUCTURING FEE AGREEMENT

__________, 2017

Stifel, Nicolaus & Company, Incorporated
237 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated __________, 2017 (the “Underwriting Agreement”), by and among Dreyfus Alcentra Global Credit Income 2024 Target Term Fund, Inc. (the “Fund”), The Dreyfus Corporation (the “Adviser”), Alcentra NY, LLC, Stifel, Nicolaus & Company, Incorporated (“Stifel”) and each of the other Underwriters named therein, severally, with respect to the issue and sale of the Fund’s shares of common stock, par value $0.001 (the “Common Shares”), as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1. Services; Fee. Stifel has provided services to the Adviser to assist the Adviser in the structure and design of the Fund and the organization of the Fund as well as services related to the sale and/or distribution of the Fund’s Common Shares (the “Services”). In consideration of the Services to the Adviser, subject to and conditioned upon the completion of the Offering, the Adviser shall pay a fee to Stifel calculated at ___% of the aggregate price to the public of the Common Shares sold by Stifel in the Offering equal to $_____ in the aggregate amount of $______ (the “Fee”) on or before __________, 2017, by wire transfer to the order of Stifel, Nicolaus & Company, Incorporated.

2. Indemnification. The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

3. Termination. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in paragraph 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for.

4. Confidential Advice. Except to the extent legally required (after consultation with, and, in the case of Stifel’s advice, approval (not to be unreasonably withheld) as to form and substance by Stifel and its counsel), none of (i) the name of the Stifel, (ii) any advice rendered by Stifel to the Adviser, or (iii) the terms of this Agreement or any communication from Stifel in connection with the Services performed by Stifel pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Adviser or any of its affiliates or any of their agents, without Stifel’s prior written consent, which consent will not be unreasonably withheld in the case of clause (i) and (iii) (but not (ii)).

5. Information. The Adviser recognizes and confirms that Stifel (a) has used and relied primarily on the information provided by the Adviser and on information available from generally recognized public sources in performing the Services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Fund.

6. Not an Investment Adviser; No Fiduciary Duty. The Adviser acknowledges that Stifel is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Stifel, and Stifel is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Adviser hereby acknowledges that Stifel’s engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether Stifel has advised or is currently advising the Adviser on related or other matters).

7. Not Exclusive. Nothing herein shall be construed as prohibiting Stifel or its affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers). For the avoidance of doubt, and subject to Section 1 hereof, it is acknowledged and agreed that the Company may pay compensation of any kind to any other person for services the same as, or similar to, the services provided by Stifel hereunder.

8. Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

9. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

10. Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum. Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 11 shall be deemed effective service of process on such party. EACH OF STIFEL AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF STIFEL AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON STIFEL AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH STIFEL OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

11. Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Company:

The Dreyfus Corporation
200 Park Avenue
New York, NY 10166
Attention: Jeff S. Prusnofsky

or if to Stifel:

Stifel, Nicolaus & Company, Incorporated
237 Park Avenue
New York, NY 10017
Attention: [General Counsel]

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

This Agreement shall be effective as of the date first written above.

Very truly yours,

THE DREYFUS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

[Signature Page – Structuring Fee Agreement]

Indemnification Agreement

__________, 2017

Stifel, Nicolaus & Company, Incorporated
237 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

In connection with the engagement of Stifel, Nicolaus & Company, Incorporated (the “Bank”) to assist the undersigned, The Dreyfus Corporation (together with its affiliates and subsidiaries, the “Company”) with respect to the matters set forth in the Structuring Fee Agreement dated __________, 2017, between the Company and the Bank (the “Agreement”), in the event that the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Bank and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the Company agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, reasonably incurred, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnified Party. The indemnification provided hereunder shall be limited to the services provided by the Bank pursuant to the Agreement and shall not extend to any losses, claims, damages or liabilities related to, arising out of, or in connection with the Underwriting Agreement, dated __________, 2017, by and among the Fund, the Company, Alcentra NY, LLC and each of the underwriters named therein. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Company will reimburse such Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. The indemnifying party, upon request of the Indemnified Party, shall retain counsel satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the reasonably incurred fees and disbursements of such counsel related to such Proceeding. In any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the indemnifying party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such Proceeding (including any impleaded parties) include both the indemnifying party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. An indemnifying party may participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties, which consent shall not be unreasonably withheld, delayed or deferred), also be counsel to the Indemnified Party. No indemnifying party, including, without limitation, the Company, nor any member of the Company, shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld, delayed or deferred), settle or compromise or consent to the entry of any judgment with respect to any Proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Company if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Bank’s prior written consent (which consent shall not be unreasonably withheld, delayed or deferred). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Company agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence, bad faith or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

For clarification, the parties to this Indemnification Agreement agree that the term “affiliate” as used in the definition of “Company” herein does not include any registered investment company for which the Company or any of its affiliates serves as investment adviser.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF THE BANK AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE BANK OR THE COMPANY, RESPECTIVELY, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

This Agreement together with the Structuring Fee Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement relative to the subject matter of this Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of this Agreement.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank’s engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Indemnification Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the date first above written.

Very truly yours,

THE DREYFUS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

[Signature Page – Indemnification Agreement]